UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership

(Exact name of registrant as specified in its charter)

California	000-17248	68-0023931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2221 Olympic Boulevard Walnut Creek, California	94595

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.02 Termination of a Material Definitive Agreement Signatures

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On June 10, 2005, as amended on August 9, 2005 and October 3, 2005, Owens Mortgage Investment Fund (the Registrant) entered into a Purchase and Sale Agreement and Escrow Instructions (Agreement), as Seller of a property owned by it in San Jose, California (the Property), with Venture Development Corporation, an unrelated California corporation, as Buyer. Pursuant to Instruction B.3. of Form 8-K, the Registrant hereby incorporates by reference Item 5 of Form 10-Q filed on August 11, 2005 and Form 8-K filed on October 5, 2005, which provide a brief description of the material terms and conditions of the Agreement (and amendments thereto).

On October 19, 2005, the Registrant and Buyer mutually agreed to cancel the Agreement and to release one another from any and all liability in connection with the escrow. In addition, the Buyer’s deposit of $50,000 was agreed to be refunded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 24, 2005	OWENS MORTGAGE INVESTMENT FUND, a California Limited Partnership By: Owens Financial Group, Inc., General Partner By: /s/ Bryan H. Draper Bryan H. Draper, Chief Financial Officer